Exhibit 10.3
RESTRICTED STOCK AWARD AGREEMENT
pursuant to the

HESS CORPORATION
2008 LONG-TERM INCENTIVE PLAN

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Awardee:	FIRST NAME — LAST NAME

Grant Date:	DATE

Number of Shares of Common	# OF RESTRICTED SHARES
Stock Subject to such Award:

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THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Hess Corporation, a Delaware corporation (the “Corporation”), and the Awardee specified above, pursuant to the Hess Corporation 2008 Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”); and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Corporation to grant the restricted stock award provided for herein to the Awardee as an inducement to remain in the employment of the Corporation (and/or any Subsidiary), and as an incentive for increased effort during such employment;

NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

The Compensation and Management Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Hess Corporation has granted to you restricted shares of the Common Stock of the Corporation in accordance with the terms and provisions of the Plan and this agreement (the “Restricted Shares”). The Restricted Shares are restricted for a period commencing on the date of grant and ending on the third anniversary of the Grant Date and are otherwise subject to the terms and conditions set forth herein. If the conditions set forth in the Plan and this agreement are not satisfied, this agreement and the Restricted Shares awarded together with all rights and interests relating thereto, shall be void and of no force or effect.

1. Incorporation By Reference; Document Receipt. This agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly not intended to apply to the grant of Restricted Shares hereunder), all of which terms and provisions are made a part of and incorporated in this agreement as if each were expressly set forth mutatis mutandis herein. Any capitalized term not defined in this agreement will have the same meaning as is ascribed thereto under the Plan. You hereby acknowledge receipt of a prospectus describing the Plan and the Awards thereunder and that you have read it carefully and fully understand its content. In the event of any conflict between the terms of this agreement and the terms of the Plan, the terms of the Plan will control.

2. Restricted Stock. Restricted Shares will be issued in book-entry form in your name and deposited with The Bank of New York or other agent designated by the Committee, as escrow agent (the “Escrow Agent”). Prior to the issuance and deposit of the Restricted Shares with the Escrow Agent, you will have no rights of a shareholder, and you will not be entitled to vote the Restricted Shares or receive any dividends or other distributions, in respect of the Restricted Shares. The Restricted Shares will be held by the Escrow Agent pursuant to an agreement (the “Escrow Agreement”) between the Escrow Agent and the Corporation. You authorize the Escrow Agreement to transfer shares and otherwise act in accordance with instructions of the Corporation. You will furnish the Escrow Agent with stock transfer powers or authorizations from time to time, if requested. Except to the extent otherwise provided in the Plan or this agreement, if you remain continuously employed by the Corporation or any Subsidiary until the third anniversary of the Grant Date, the Escrow Agent will, except as provided below, deliver to you shortly thereafter a new share certificate in your name representing the Restricted Shares; provided, however, that Restricted Shares may nevertheless be evidenced on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange. For as long as an account is maintained in your name with a broker, custodian, or other institution retained by the Corporation to assist in the administration of the Plan (the “Administrator”), such Restricted Shares will be deposited into such account.

3. Rights as a Stockholder. While the Restricted Shares are held by the Escrow Agent, you will be the record owner and will have all the rights of a stockholder with respect to the Restricted Shares, including (without limitation) the right to vote, subject to the restrictions provided for in the Plan, the Escrow Agreement and this agreement. From and after the date on which the Restricted Shares are issued in your name and deposited with the Escrow Agent, cash dividends and other distributions made or paid with respect to the Restricted Shares will be held by the Escrow Agent and may (but need not be) reinvested as determined by the Committee, and such dividends and distributions will be paid to you (or your account at the Administrator referred to in Section 2), together with interest or other earnings thereon (if any), at the time and to the extent pro tanto that the Restricted Shares become non-forfeitable and are delivered to you by the Escrow Agent. Any new, additional or different securities that you may become entitled to receive with respect to the Restricted Shares under the Plan by virtue of any reinvestment of any cash dividends paid on the Common Stock or any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, or any similar change affecting the Common Stock, will be delivered to the Escrow Agent subject to the same restrictions, terms and conditions as apply to the related Restricted Shares.

4. Termination and Forfeiture.

4.1 If (i) your employment with the Corporation or any Subsidiary terminates prior to the third anniversary of the Grant Date by reason of your death, permanent total disability or normal retirement under the Corporation’s Employees’ Pension Plan or any successor plan thereto or any similar plan maintained by a Subsidiary in which you participate, and (ii) at the time of such termination due to normal retirement, as applicable, you shall have completed at least five years of continuous service with the Corporation or any Subsidiary, the Escrow Agent will, as promptly as practicable, deliver to you, or your account at the Administrator referred to in Section 2 (in the case of permanent total disability or your normal retirement), or your beneficiary(ies) (in the case of your death) a certificate representing all of the Restricted Shares awarded to you hereunder and all accumulated dividends on the Restricted Shares, together with interest or other earnings thereon (if any). The existence and date of permanent total disability will be determined by the Committee and its determination shall be final and conclusive.

4.2 f your employment with the Corporation or any Subsidiary terminates prior to the third anniversary of the Grant Date for any reason other than your death, permanent total disability or normal retirement under the Corporation’s Employees’ Pension Plan or any successor plan thereto or any similar plan maintained by a Subsidiary in which you participate, all of the Restricted Shares, and any rights thereto, awarded to you hereunder, all accumulated dividends in respect thereof and interest thereon (if any) will be forfeited by you and returned by the Escrow Agent to the Corporation and you will have no further rights with respect thereto.

4.3 Notwithstanding Section 4.2 above, if (i) your employment with the Corporation or any Subsidiary terminates prior to the third anniversary of the Grant Date by reason of your early retirement under the Corporation’s Employees’ Pension Plan or any successor plan thereto or any similar plan maintained by a Subsidiary in which you participate, and (ii) at the time of such termination, you shall have completed at least five years of continuous service with the Corporation or any Subsidiary, the Committee, in its sole discretion, may (but is not obligated to) determine that it will deliver to you, or your account at the Administrator referred to in Section 2, on a specified date a certificate representing a proportionate number of the Restricted Shares awarded to you hereunder based on the number of calendar days elapsed (as of the date of such early retirement) in the vesting period ending on the third anniversary of the Grant Date, together with a proportionate amount of the accumulated dividends in respect thereof also based on the number of calendar days elapsed (as of the date of such early retirement) in the vesting period ending on the third anniversary of the Grant Date, and any interest or other earnings on such proportionate amount (if any).

4.4 Notwithstanding any other provision of this Agreement to the contrary:

4.4.1 If, following termination of your employment with the Corporation or any Subsidiary due to early retirement, as described in Section 4.3 above, where the Committee has previously determined that you shall receive a proportionate number of the Restricted Shares in accordance with Section 4.3, the Committee determines in its good faith discretion that you shall have engaged in any Prohibited Activity (as hereinafter defined) at any time prior to the third anniversary of the Grant Date, then you shall be obligated to pay or deliver to the Corporation either (at your election):  (a) a cash payment in an amount equal to the Fair Market Value of the proportionate number of Restricted Shares determined in accordance with Section 4.3 as of the date of such termination of your employment due to early retirement, reduced by the amount of any income and social security taxes that you previously paid to the Corporation or a Subsidiary in respect of such Shares, or (b) a number of Shares equal to the proportionate number of the Restricted Shares determined in accordance with Section 4.3 in the case of termination of your employment due to early retirement, reduced by a number of Shares with a Fair Market Value on the date of such delivery equal to the amount of such taxes referred to in clause (a) of this sentence.  This Section 4.4 shall not constitute the Corporation’s exclusive remedy for your engagement in any Prohibited Activity, and the Corporation may seek any additional legal or equitable remedy, including injunctive relief, in any such circumstances.  If any provision contained in this Section 4.4 shall be held by any court of competent jurisdiction to be unenforceable, void or invalid, the parties intend that such provision be modified to make it valid and enforceable to the fullest extent permitted by law.  If any such provision cannot be modified to be valid and enforceable, such provision shall be severed from this Agreement and the invalidity or unenforceability of such provision shall not affect the validity or enforceability of the remaining provisions.  Notwithstanding any other provision of this Section 4.4 to the contrary, upon the occurrence of a Change of Control, the foregoing provisions of this Section 4.4 shall automatically terminate and cease to apply with respect to any Restricted Shares that are outstanding and have not previously been forfeited under this Section 4.4.

4.4.2 For purposes of this Agreement:

(a)  “Prohibited Activity” shall mean either Competitive Activity or Interference.

(b)“Competitive Activity” shall mean that you, directly or indirectly, in any manner or capacity, shall be employed by, serve as a director or manager of, act as a consultant to or maintain any material ownership interest in, any E&P Company or M&R Company that competes with the business of the Corporation or any Subsidiary or affiliate thereof in geographical areas in which you are aware that the Corporation or any Subsidiary or affiliate is engaged, or is considering engaging, unless the Committee agrees to such activity of you in writing; provided, however, that your ownership solely as an investor of less than 1% of the outstanding securities of any publicly-traded securities of any E&P Company or M&R Company shall not, by itself, be considered to be Competitive Activity.

(c) “Interference” shall mean that you shall, directly or indirectly, interfere with the relationship between the Company or any Subsidiary or affiliate of the Company and any person (including, without limitation, any business or governmental entity) that to your knowledge is, or was, a client, customer, supplier, licensee or partner of the Company or any Subsidiary, or had any other business relationship with the Company or any Subsidiary.

(d)“E&P Company” shall mean any business which is engaged in the business of exploring for, or developing or producing, crude oil or natural gas.

(e)“M&R Company” shall mean any business which is engaged in the manufacture, generation, purchase, marketing or trading of refined petroleum products, natural gas or electricity.

5. Change of Control. The Restricted Shares awarded to you hereunder are subject to acceleration of vesting and “cash-out” at the discretion of the Committee upon the occurrence of a Change of Control, all as provided in and subject to Section 9 of the Plan.

6. Beneficiary. You may designate the beneficiary or beneficiaries to receive any Restricted Shares or other amounts which may be delivered in respect of this Award after your death. Such designation may be made by you on the enclosed beneficiary designation form and (unless you have waived such right) may be changed by you from time to time by filing a new beneficiary designation form with the Committee. If you do not designate a beneficiary or if no designated beneficiary(ies) survives you, your beneficiary will be the legal representative of your estate.

7. Tax Withholding. No delivery of vested Restricted Shares or payment of any accumulated cash dividends in respect thereof or other amount in respect of this Award will be made unless and until you (or your beneficiary or legal representative) have made appropriate arrangements for the payment of any amounts required to be withheld with respect thereto under all present or future federal, state and local tax laws and regulations and other laws and regulations. Unless you elect otherwise in writing or are prohibited by law, upon expiration of the applicable restriction period such number of Restricted Shares as shall be necessary to pay such withholding amounts shall be sold by the Administrator on your behalf, and the proceeds thereof shall be delivered to the Corporation for remittance to the appropriate governmental authorities, and the remaining Restricted Shares shall be delivered to you, or your account at the Administrator referred to in Section 2.

Notwithstanding the immediately preceding paragraph, if you make an election pursuant to Section 83(b) of the Code, or the value of any Restricted Shares otherwise becomes includible in your gross income for income tax purposes prior to the expiration of the applicable restriction period, you agree to pay to the Corporation in cash (or make other arrangements, in accordance with Section 12.03 of the Plan, for the satisfaction of) any taxes of any kind required by law to be withheld with respect to such Restricted Shares. If you elect immediate Federal income taxation with respect to all or any portion of the Restricted Shares pursuant to Section 83(b) of the Code, you agree to deliver a copy of such election to the Corporation at the time such election is filed with the Internal Revenue Service.

8. Limitations; Governing Law. Nothing herein or in the Plan will be construed as conferring on you or anyone else the right to continue in the employ of the Corporation or any Subsidiary. The rights and obligations under this agreement and the Award are governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

9. Non-transferability. The Restricted Shares, and any rights and interests with respect thereto, issued under this agreement and the Plan may not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by you (or any of your beneficiary(ies)). The Restricted Shares, and any rights and interests with respect thereto, may not, prior to vesting, be pledged, encumbered or otherwise hypothecated in any way by you (or any of your beneficiary(ies)) and will not, prior to vesting, be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Shares, or the levy of any execution, attachment or similar legal process upon the Restricted Shares, contrary to the terms and provisions of this agreement and/or the Plan will be null and void ab initio and without legal force or effect. Each certificate evidencing the Restricted Shares will bear a legend to this effect.

10. Entire Agreement; Amendment. This agreement (including the Plan which is incorporated herein by reference) contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties hereto relating to such subject matter. The Board has the right, in its sole discretion, to amend, alter, suspend, discontinue or terminate the Plan, and the Committee has the right, in its sole discretion, to amend, alter, suspend, discontinue or terminate one or more of the Awards of Restricted Stock or this agreement from time to time in accordance with and as provided in the Plan; provided, however, that no such amendment, alteration, suspension, discontinuance or termination after initial shareholder approval of the Plan may materially impair your previously accrued rights under this agreement or the Plan without your consent. The Corporation will give you written notice of any such modification or amendment of this agreement as soon as practicable after the adoption thereof. This agreement may also be modified, amended or terminated by a writing signed by you and the Corporation.

11. Notices. Any notice which may be required or permitted under this agreement will be in writing and will be delivered in person, or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

    11.1 If the notice is to the Corporation, to the attention of the Secretary of Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036, or at such other address as the Corporation by notice to you may designate in writing from time to time.

11.2 If the notice is to you, at your address as shown on the Corporation’s records, or at such other address as you, by notice to the Corporation, may designate in writing from time to time.

12. Compliance with Laws. The issuance of the Restricted Shares pursuant to this will be subject to, and will comply with, any applicable requirements of federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder), any applicable rules of any exchange on which the Common Stock is listed (including, without limitation, the rules and regulations of the New York Stock Exchange), and any other law, rule or regulation applicable thereto. The Corporation will not be obligated to issue any of the Common Stock subject to this agreement if such issuance would violate any such requirements and if issued will be deemed void ab initio.

13. Binding Agreement; Further Assurances. This agreement will inure to the benefit of, be binding upon, and be enforceable by the Corporation and its successors and assigns. Each party hereto will do and perform (or will cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this agreement and the Plan and the consummation of the transactions contemplated thereunder.

14. Counterparts; Headings. This agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument. The titles and headings of the various sections of this agreement have been inserted for convenience of reference only and will not be deemed to be a part of this agreement.

15. Severability. The invalidity or unenforceability of any provisions of this agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this agreement in such jurisdiction or the validity, legality or enforceability of any provision of this agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

16. Terms of Employment. The Plan is a discretionary plan. You hereby acknowledge that neither the Plan nor this agreement forms part of your terms of employment and nothing in the Plan may be construed as imposing on the Corporation or any Subsidiary a contractual obligation to offer participation in the Plan to any employee of the Corporation or any Subsidiary. The Corporation or any Subsidiary is under no obligation to grant further Restricted Shares to you under the Plan. If you cease to be a n employee of the Corporation or any Subsidiary for any reason, you shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate you for the loss of any rights under this agreement or the Plan. You also acknowledge that the Corporation has adopted a policy prohibiting recipients of equity awarded from the Corporation, including the Restricted Shares, from trading in equity derivative instruments to hedge the economic risks of holding Corporation common stock or interests therein.  You hereby acknowledge that you will abide by such policy in all respects.

17. Data Protection. By signing this agreement, you consent to the holding and processing of personal data provided by you to the Corporation for all purposes necessary for the operation of the Plan. These include, but are not limited to:

17.1 Administering and maintaining your records;

17.2 Providing information to any registrars, brokers or third party administrators of the Plan; and

17.3 Providing information to future purchasers of the Corporation or the business in which you work.

IN WITNESS WHEREOF, the Corporation has caused this agreement to be executed by its duly authorized officer, and you have also executed this agreement and acknowledged receipt of other related materials including the Plan prospectus, all as of the Grant Date.

Very truly yours, HESS CORPORATION